For further information, contact:

 ----------------------------------------------------------------------------
| At the Company                      | Investor relations:                  |
| M Power Entertainment Inc.          | OTC Financial Network                |
| Deanna Slater                       | Rick McCaffrey                       |
| 212-731-0834                        | 781-444-6100, x625                   |
| deanna.slater@mpe.us.com            | rick@otcfn.com                       |
| http://www.mpe.us.com               | http://www.otcfmn.com/mpwe           |
 ----------------------------------------------------------------------------



     M Power Entertainment Retains OTC Financial Network for
            Comprehensive Investor Relations Campaign

New York, NY: August 25, 2005: M Power Entertainment, Inc. (OTCBB: MPWE), a next generation media and entertainment company, announced today that it has retained OTC Financial Network, a division of National Financial
Communications Corporation, for a comprehensive investor relations campaign.

M Power Entertainment develops and introduces lifestyle initiatives to emerging global markets with an initial focus on entertainment. The Company identifies profitable opportunities and introduces appropriate business models with a lifestyle component emphasizing personal initiative, creativity, responsibility and achievement.

OTC Financial Network President Geoffrey Eiten stated, "M Power Entertainment is an incubator for businesses with high-growth potential. The Company's industry portfolio encompasses entertainment, media, and technology firms to create multiple revenue streams. For the six months ended June 20, 2005, the Company generated approximately $700,000 in revenues. M Power is pursuing a new entertainment model of lifestyle branding, marketing, and merchandising to increase it its revenues in 2005."

Eiten continues, "M Power Entertainment is an exciting opportunity for investors to be part of a company that applies entertainment, media, and technology properties to lifestyle marketing. We are excited to represent a Company that offers strong upside potential for its early stakeholders."

Gary Kimmons, President of M Power Entertainment, said, "With over a decade of experience in investor relations in the small/micro-cap community, OTC Financial Network has been retained to help us expand our investor base and enhance shareholder communications as we pursue our aggressive strategy for growth."

About OTC Financial Network

Since 1992, OTC Financial Network has provided consulting services and customized, proactive investor relations campaigns to more than 500 small/micro-cap public companies. OTC Financial Network designs and implements results-driven direct mail, electronic marketing, shareholder communications and other programs to increase market awareness on behalf of its clients. A partnership with OTC Financial Network can improve a company's shareholder communications channel, facilitate capital formation opportunities, create an expanding and diversified base of institutional and retail shareholders, and garner financial media coverage. OTC Financial Network is a division of National Financial Communications Corp. based in Needham, MA. For more information visit http://www.otcfn.com and http://www.nationalfc.com.

About M Power Entertainment, Inc.

Based in New York, NY, MPWE is a next-generation media and entertainment corporation providing a diversified portfolio of state-of-the-art entertainment and media resources. MPWE maintains a strategy of acquiring profitable ventures in related Entertainment and Lifestyle venues. For more information on M Power Entertainment please visit its corporate Web site www.mpe.us.com.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995: The statements in the press release that relate to the company's expectations with regard to the future impact on the company's results from new products in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The results anticipated by any or all of these forward-looking statements may not occur.